Exhibit (h)(8)(i)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of January 19, 2022 (“Effective Date”), is made among EQ ADVISORS TRUST and 1290 FUNDS, on behalf of each of their series listed in Schedule A (each, an “Acquiring Fund”) and The Bank of New York Mellon, solely in its capacity as Trustee and on behalf of the MidCap SPDR Trust, Series 1 (the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter (“Distributor”) or any brokers or dealers registered under the Securities Exchange Act of 1934 (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered open-end investment companies, such as the Acquired Fund, as well as the Distributor and Brokers, knowingly to sell shares of the Acquired Fund to the Acquiring Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of, and in reliance on, the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A), in reliance on the Rule; and

WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of the Acquired Fund to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and

WHEREAS, to date such investments have been governed by a Purchasing Fund Agreement made in reliance on SEC exemptive relief that will be rescinded on the Effective Date;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Fund in reliance on the Rule and the Acquired Fund, Distributor, or Broker may sell shares of the Acquired Fund to the Acquiring Funds in reliance on the Rule.

1.	Terms of Investment

(a) The Funds note that each Acquired Fund operates as an exchange-traded fund and is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired Fund can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Participation Agreement”) with the Acquired Fund’s distributor to transact in shares of the Acquired Fund. The Acquired Fund also has policies and procedures (the “Basket Policies”) that govern creations and redemptions of the Acquired Fund’s shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Participation Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired Fund on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund. The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Fund.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.	Representations and Warranties of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to the Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder. The Acquiring Fund shall provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.

4.	Termination of Purchasing Fund Agreement.

The parties hereby mutually agree to terminate the Purchasing Fund Agreement as of the Effective Date of this Fund of Funds Investment Agreement and waive any notice requirement for termination as may be set forth in such Purchasing Fund Agreement.

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

EQ Advisors Trust and 1290 Funds	MidCap SPDR Trust, Series 1
c/o Equitable Investment Management	240 Greenwich Street – 8th Floor
1290 Avenue of the Americas, 16th FL	New York, NY 10286
New York, NY 10104	Attn: Patrick Griffin
Email: FMG-Compliance@equitable.com	Email: Patrick.griffin@bnymellon.com

6.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement may be amended, including the addition of Acquiring Funds to Schedule A, only in writing that is signed by each affected party.

(e) In any action involving the Acquiring Funds under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other series of the Acquiring Funds.

7.	Miscellaneous

(a)    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations.

(b)    Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(c)    Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(d)    In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement or any third-party beneficiary, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

Signatures appear on the following page.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EQ ADVISORS TRUST

1290 FUNDS

Kenneth Kozlowski	Kenneth Kozlowski
/s/ Kenneth Kozlowski
Name of Authorized Signer	Print	Signature
Title: Senior Vice President and
Chief Investment Officer

MidCap SPDR Trust, Series 1

By:	The Bank of New York Mellon,

solely in its capacity as Trustee

for the MidCap SPDR Trust, Series 1

/s/ Jeffrey B. McCarthy		/s/ Jeffrey B. McCarthy
Name of Authorized Signer	Print	Signature
Title: Managing Director, Exchange-Traded Funds

SCHEDULE A

Applicable Funds

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund